As filed with the Securities and Exchange Commission on May 15, 2001.

                                             Registration File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DELTA WOODSIDE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

     South Carolina                                             57-0535180
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                               100 Augusta Street
                        Greenville, South Carolina 29601
              (864) 255-4100 (telephone) (864) 255-4165 (facsimile)
    (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)


             Delta Woodside Industries, Inc. 2000 Stock Option Plan
           Delta Woodside Industries, Inc. Incentive Stock Award Plan
                              (Full title of plans)


                    William H. Hardman, Jr., Vice President,
                 Chief Financial Officer, Secretary & Treasurer
                         Delta Woodside Industries, Inc.
                               100 Augusta Street
                        Greenville, South Carolina 29601
                                 (864) 255-4127
           (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Eric B. Amstutz, Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                               Post Office Box 728
                      Greenville, South Carolina 29602-0728
              (864) 242-8200 (telephone) (864) 235-8900 (facsimile)

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                  Proposed Maximum  Proposed Maximum
Title of Each Class               Amount to         Offering Price         Aggregate               Amount of
of Securities to be Registered    be Registered     Per Security           Offering Price(1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock........                667,000 shares  $0.01(1)               $    6,670.00               $1.67
Common Stock........              1,667,000 shares  $1.045(1)              $2,735,941.30             $683.99
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the exercise price of $1.6875 is used for the purpose of calculating the registration fee as to 1,546,967 option shares and the average of the high and low prices as reported by the New York Stock Exchange of $1.045 on May 11, 2001 is used for purposes of calculating the registration fee as to 120,033 shares with respect to which no exercise price has yet been established.

                  The Exhibit Index appears on Page 7 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
         -----------------

     Not included in this Registration Statement but provided or to be provided to the participants in the following plans (the "Plans") of Delta Woodside Industries, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

     o        Delta Woodside Industries, Inc. 2000 Stock Option Plan; and
     o        Delta Woodside Industries, Inc. Incentive Stock Award Plan.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
          ------------------------------------------------------------

     Not included in this Registration Statement but provided or to be provided to the Plans' participants pursuant to Rule 428(b) of the Securities Act.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

     The following documents or portions thereof are hereby incorporated by reference:

     The Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000, Commission File No. 001-10095.

     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2000.

     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

     All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2000 fiscal year.

     The description of the Company's common stock contained in the registrant's Form S-3, File No. 33-42710.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

     Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the "Code") relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances are set forth in Exhibit 99.3 of this Registration Statement and are incorporated herein by reference.

     The Company's Bylaws provide that the Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law.

     The Company's Articles of Incorporation, as amended by the Articles of Amendment filed with the South Carolina Secretary of State on February 6, 1989, state:

          "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (regarding improper distributions to shareholders), or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 33-8-570 of the Code permits a South Carolina corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company currently maintains directors' and officers' liability insurance.

     The Delta Woodside Industries, Inc. 2000 Stock Option Plan (the "Stock Option Plan") provides for indemnification of members of the Board (or committee administering the Stock Option Plan) as follows:

          "In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board (and the Committee, as applicable) shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorneys' fees and legal costs, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action or omission in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it has been adjudged in such action, suit or proceeding that such Board or Committee member is liable for gross negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding the Board or Committee member shall in writing offer the Company the opportunity, at the Company's own expense, to handle and defend the same."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         ---------

4.1 Articles of Incorporation of the Company, as amended through February 5, 1989: Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 of RSI Corporation and Porter Brothers, Inc., File No. 33-30247 (the "Form S-4").

4.2  Articles  of  Amended  to  Articles  of   Incorporation   of  the  Company:
     Incorporated by reference to Exhibit 3.1.2 to the Form S-4.

4.3  Articles  of  Merger  of  Harper  Brothers,   Inc.  into  RSI  Corporation:
     Incorporated by reference to Exhibit 4.1.1 to the Registration Statement of the Company of Form S-8, File No. 33-33116 (the "1990 Form S-8").

4.4  Articles  of  Merger  of  Delta  Woodside  Industries,   Inc.,  a  Delaware
     corporation,  into RSI  Corporation:  Incorporated  by reference to Exhibit
     4.1.2 to the 1990 Form S-8.

4.5 Articles of Merger of Duncan Office Supplies, Inc., into Delta Woodside Industries, Inc.: Incorporated by reference to Exhibit 3.1 to the Company Form 10-Q for the quarterly period ended December 29, 1990 (the "December 1990 10-Q").

4.6 Articles of Amendment to the Articles of Incorporation of Delta Woodside Industries, Inc., filed with the South Carolina Secretary of State on November 15, 1991: Incorporated by reference to Exhibit 4.6 to the Form 10-Q of the Company for the quarterly period ended December 28, 1991.

4.7  Amended  and  Restated  Bylaws of the  Company  adopted  December  9, 1999:
     Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K with date of December 9, 1999 and filed with the Securities and Exchange Commission on December 16, 1999.

4.8 Specimen of Certificate for the Company's Common Stock: Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3, File No. 33-42710.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Delta Woodside Industries, Inc.

23.1 Consent of KPMG LLP.

23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  contained in Exhibit
     5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.1 Delta Woodside Industries, Inc. 2000 Stock Option Plan, effective as of August 24, 2000: Incorporated by reference to Exhibit 10.10 to the Company's Form 10-K for the year ended July 1, 2000, Commission File No. 001-10095.

99.2 Amended and Restated Delta Woodside Industries, Inc. 2000 Stock Option Plan dated October 25, 2000.

99.3 Delta Woodside Industries, Inc. Incentive Stock Award Plan, effective August 24, 2000. Incorporated by reference to Exhibit 10.11 to the Company's Form 10-K for the year ended July 1, 2000, Commission File No. 001-10095.

99.4 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

ITEM 9.  UNDERTAKINGS.
         -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Delta Apparel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on May 14, 2001.


                         DELTA WOODSIDE INDUSTRIES, INC.


                         By: /s/ William H. Hardman, Jr.
                         ---------------------------------------------
                         William H. Hardman, Jr., Vice President, Chief Financial Officer, Secretary & Treasurer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Garrett and William H. Hardman, Jr., and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                   Title                                        Date

/s/ William F. Garrett                      President, Chief Executive Officer           May 14, 2001
----------------------------------          and Chairman of the Board
William F. Garrett                          (Principal Executive Officer)

/s/ William H. Hardman, Jr.                 Vice President, Chief Financial Officer,     May 14, 2001
----------------------------------          Secretary & Treasurer
William H. Hardman, Jr.                     (Principal Accounting and Financial Officer)

/s/ C. C. Guy                               Director                                     May 14, 2001
----------------------------------
C. C. Guy

/s/ James F. Kane                           Director                                     May 14, 2001
----------------------------------
James F. Kane

/s/ A. Max Lennon                           Director                                     May 14, 2001
----------------------------------
A. Max Lennon


                                       6

Signature                                   Title                                        Date


/s/ Buck A. Mickel                          Director                                     May 14, 2001
----------------------------------
Buck A. Mickel

/s/ E. Erwin Maddrey II                     Director                                     May 14, 2001
----------------------------------
E. Erwin Maddrey II



                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit
-------


5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Delta Woodside Industries, Inc.

23.1 Consent of KPMG LLP.

23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
     5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.2 Amended and Restated Delta Woodside Industries, Inc. 2000 Stock Option Plan dated October 25, 2000.

99.4 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.







                                       7